Exhibit 99.1

ART TECHNOLOGY ACQUISITION CORP.

PRO FORMA UNAUDITED BALANCE SHEET

	January 7, 2026	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
Assets:
Current assets
Cash	$3,112,042			$3,112,042
Prepaid expenses	117,140			117,140
Total current assets	3,229,182			3,229,182
Long-term prepaid insurance	75,000			75,000
Cash held in Trust Account	220,000,000	33,000,000	(1)	253,000,000

Total Assets	$223,304,182	33,000,000		$256,304,182

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued offering costs	$81,000			$81,000
Accrued expenses	50,000			50,000
Over-allotment option liability	204,800	(204,800)	(3)	—
Total current liabilities	335,800	(204,800)		131,000
Deferred underwriting fee	8,800,000	1,980,000	(2)	10,780,000
Total Liabilities	9,135,800	1,775,200		10,911,000

Commitments and Contingencies (Note 6)

Class A ordinary shares subject to possible redemption, $0.0001 par value; 22,000,000 shares at redemption value of $10.00 per share	220,000,000	32,777,250	(1)	253,000,000
		(1,966,635)	(2)
		204,800	(3)
		1,984,585	(4)
		33,000,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 825,000 shares issued and outstanding (excluding 22,000,000 shares subject to possible redemption)	82			82
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,708,333 shares issued and outstanding (1)	871			871

Additional paid-in capital	—	222,750	(1)	—
		(13,365)	(2)
		(1,984,585)	(4)
		1,775,200	(5)

Accumulated deficit	(5,832,571)	(1,775,200)	(5)	(7,607,771)

Total Shareholders’ Deficit	(5,831,618)	(1,775,200)		(7,606,818)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$223,304,182	33,000,000		$256,304,182

See Note to Pro forma Unaudited Balance Sheet.

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ART TECHNOLOGY ACQUISITION CORP.

NOTE TO PRO FORMA UNAUDITED BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro forma Balance Sheet presents the Balance Sheet of Art Technology Acquisition Corp. (the “Company”) as of January 7, 2026 adjusted for the closing of the underwriter’s overallotment option and related transactions, which occurred on January 26, 2026, as described below.

On January 7, 2026, the Company consummated an initial public offering (the “IPO”) of 22,000,000 units (the “Public Units”) at $10.00 per Public Unit, each Public Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Public Shares”), and one-fourth of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Public Warrants”). In connection with the IPO, the Company also consummated a private placement (the “Private Placement”) of units (the “Private Placement Units”) pursuant to which Art Technology Sponsor, LLC (together with Art Technology Advisors, LLC, collectively, the “Sponsor”), and Clear Street LLC (“Clear Street”), the representative of the underwriters, purchased 825,000 Private Placement Units at $10.00 per Private Placement Unit, each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Placement Shares”) and one-fourth of one non-redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”).

In connection with the IPO, the underwriter was granted a 45-day option following the closing of the IPO (the “Over-Allotment Option”) to purchase up to 3,300,000 additional Units (the “Option Units”) to cover over-allotments, if any. On January 26, 2026, the underwriter elected to exercise its Over-Allotment Option in full to purchase an additional 3,300,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $33,000,000.

As of January 26, 2026, a total of $253,000,000 of the net proceeds from the IPO (including the Option Units) and the sale of the Private Placement Units were placed in the Trust Account.

Pro forma adjustments to reflect the exercise of the underwriter’s Over-Allotment Option are as follows:

	Pro forma entry
1	Cash held in Trust Account	33,000,000
	Class A ordinary shares subject to possible redemption		32,777,250
	Additional paid-in capital		222,750
	To record sale of 3,300,000 IPO Overallotment Units at $10.00 per Unit.

2	Class A ordinary shares subject to possible redemption	1,966,635
	Additional paid-in capital	13,365
	Deferred underwriting fee		1,980,000
	To record additional deferred underwriting fee in relation to the exercise of the Over-Allotment Option

3	Over-allotment option liability	204,800
	Class A ordinary shares subject to possible redemption		204,800
	To close the over-allotment option liability due to the exercise of the Over-Allotment Option

4	Additional paid-in capital	1,984,585
	Class A ordinary shares subject to possible redemption		1,984,585
	Record accretion of Class A ordinary shares subject to redemption to an amount of $10.00 per share

5	Accumulated deficit	1,775,200
	Additional paid-in capital		1,775,200
	Reclassification of negative Additional Paid in Capital to Accumulated Deficit

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